Exhibit 99.2
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of Regency GP LLC:
      We have audited the accompanying combined balance sheets of TexStar Field Services, L.P. (a partnership) and subsidiaries and TexStar GP, LLC (a corporation), both of which are under common ownership and common management, as of June 30, 2006 and December 31, 2005, and the related combined statements of operations, partners’ capital and equity, and cash flows for the six months ended June 30, 2006 and the year ended December 31, 2005. These financial statements are the responsibility of the companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The companies’ are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, such financial statements present fairly, in all material respects, the combined financial position of TexStar Field Services, L.P. and TexStar GP, LLC as of June 30, 2006 and December 31, 2005, and the combined results of their operations and their combined cash flows for the six months ended June 30, 2006 and the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP

Dallas, Texas
October 23, 2006

TexStar Field Services, L.P.
Combined Balance Sheets
(in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$133	$17
Restricted cash	275	500
Accounts receivable, net of $206 in 2006	8,240	13,186
Related party receivables	477	274
Other current assets	1,304	1,433

Total current assets	10,429	15,410

Property, plant and equipment:
Gas plants and buildings	43,032	43,032
Gathering and transmission systems	86,844	84,942
Other property, plant and equipment	1,132	948
Construction — in — progress	14,352	688

Total property, plant and equipment	145,360	129,610
Less accumulated depreciation	(4,820)	(1,036)

Property, plant and equipment, net	140,540	128,574

Investments in unconsolidated subsidiaries and other assets:
Investments in unconsolidated subsidiaries	5,375	5,992
Other assets, net of $235 and $34 accumulated amortization of debt issuance costs	2,838	2,440

Total investments in unconsolidated subsidiaries and other assets	8,213	8,432

TOTAL ASSETS	$159,182	$152,416

LIABILITIES & PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$10,076	$5,392
Accrued liabilities	7,920	11,860
Accrued property taxes payable	450	—
Related party payables	2,999	3,380
Current portion of long-term debt	77,650	700
Other current liabilities	—	—

Total current liabilities	99,095	21,332

Long-term debt	600	69,900

Minority interest	236	—

Commitments and contingencies

Partners’ capital	59,251	61,184

TOTAL LIABILITIES & PARTNERS’ CAPITAL	$159,182	$152,416

See accompanying notes to the combined financial statements.

TexStar Field Services, L.P.
Combined Statements of Operations
(in thousands)

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2006	June 30, 2005	December 31, 2005
		(Unaudited)
REVENUE
Gas sales	$32,992	$250	$10,291
NGL sales	10,213	118	3,768
Gathering, transportation and other fees	3,539	37	814
Related party revenues	1,116	347	833
Other	3,486	180	1,092

Total revenue	51,346	932	16,798

EXPENSE
Cost of gas and liquids	37,745	137	11,591
Operating expenses	6,209	358	2,479
General and administrative	1,711	97	627
Related party expenses	1,266	132	523
Depreciation and amortization	3,376	173	1,161

Total operating expense	50,307	897	16,381

OPERATING INCOME	1,039	35	417

OTHER INCOME AND DEDUCTIONS
Interest expense, net	(3,197)	(20)	(448)
Equity income	220	156	312
Other income and deductions, net	5	(46)	83

Total other income and deductions	(2,972)	90	(53)

NET INCOME (LOSS)	$(1,933)	$125	$364

See accompanying notes to the combined financial statements.

TexStar Field Services, L.P.
Combined Statements of Partners’ Capital and Equity
(in thousands)

	Common Stock		Paid-In	Retained	Partners’
	Shares	Amount	Capital	Earnings	Capital	Total
Balance — December 31, 2004	10	—	$4,962	$10	—	$4,972
Conversion to limited partnership	(10)	—	(4,962)	(10)	4,972	—
Capital contribution from HMTF Gas Partners	—	—	—	—	57,000	57,000
Acquisition of assets between entities under common control in excess of historical cost	—	—	—	—	(1,152)	(1,152)
Net income	—	—	—	—	364	364

Balance — December 31, 2005	—	—	—	—	61,184	61,184
Net loss	—	—	—	—	(1,933)	(1,933)

Balance — June 30, 2006	—	—	$—	$—	$59,251	$59,251

See accompanying notes to the combined financial statements.

TexStar Field Services, L.P.
Combined Statements of Cash Flows
(in thousands)

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2006	June 30, 2005	December 31, 2005
		(unaudited)
OPERATING ACTIVITIES
Net income (loss)	$(1,933)	$125	$364

Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	3,577	173	1,194
Equity income	(220)	(156)	(312)

Cash flow changes in current assets and liabilities:
Accounts receivable	5,342	(148)	(13,171)
Related party receivables	(203)	(460)	(274)
Other current assets	129	(107)	(1,407)
Accounts payable	4,328	2,543	5,209
Accrued liabilities	(3,940)	—	11,849
Accrued property taxes payable	450	—	—
Related party payable	(380)	(397)	2,871
Other current liabilities	—	—	(6)

Other assets	(422)	(398)	2

Net cash flows provided by operating activities	6,728	1,175	6,319

INVESTING ACTIVITIES
Capital expenditures	(14,534)	(5,331)	(21,081)
Restricted cash	226	—	(500)
Acquisition of Enbridge assets	—	—	(108,282)
Distributions from investments in unconsolidated subsidiaries	—	—	95
Investments in unconsolidated subsidiaries	(50)	—	—
Acquisition of investment in unconsolidated subsidiary, net of cash of $133	96	—	—

Net cash flows used in investing activities	(14,262)	(5,331)	(129,768)

FINANCING ACTIVITIES
Proceeds from long-term debt	—	—	70,000
Proceeds from revolving credit facility	8,000	—	—
Payments on long-term debt	(350)	—	—
Proceeds from promissory note from HMTF Gas Partners	—	600	600
Capital contributions from HMTF Gas Partners	—	15,000	57,000
Acquisition of assets between entities under common control	—	(1,800)	(1,800)
Debt issuance costs	—	—	(2,422)

Net cash flows provided by financing activities	7,650	13,800	123,378

Net increase (decrease) in cash and cash equivalents	116	9,644	(71)

Cash and cash equivalents at beginning of period	17	88	88

Cash and cash equivalents at end of period	$133	$9,732	$17

Supplemental cash flow information
Interest paid	$2,971	$—	$98
See accompanying notes to the combined financial statements.

TexStar Field Services, L.P.
Notes to Combined Financial Statements
1. Organization
     TexStar Field Services, L.P. and subsidiaries (the “Partnership”), formerly TGG Corp., was formed on June 17, 2004, as a Delaware corporation and is primarily engaged in the construction and operation of natural gas gathering systems located in South and East Texas. The Partnership’s general partner is TexStar GP, LLC (“TexStar GP”). The Partnership and TexStar GP, LLC are wholly owned by HMTF Gas Partners II, L.P. (“HMTF Gas Partners”). HMTF Gas Partners was formed in July 2004 by HM Capital Partners for the purpose of acquiring, constructing and operating natural gas pipeline systems.
     On July 28, 2005, TGG Corp. (“TGG”) initiated a reorganization and converted to a Delaware limited partnership and the name was changed to TexStar Field Services, L.P. The outstanding common stock of TGG held by HMTF Gas Partners was converted to a 99.999 percent limited partnership interest and the outstanding capital stock of TGG held by TexStar GP was converted to a .001 percent general partnership interest. The conversion was treated as a liquidation for tax purposes.
     On August 15, 2006, Regency Energy Partners LP (“Regency”), through its wholly-owned subsidiary Regency Gas Services LP, acquired all the outstanding equity of the Partnership and TexStar GP from HMTF Gas Partners for approximately $350,000,000. Hicks Muse Equity Fund V, L.P. (“Fund V”) and its affiliates owns indirectly approximately 53 percent of the limited partner units of Regency, and, through HM Capital Partners, control Regency GP LP, the general partner of Regency. Fund V owns approximately 95 percent of, and, through HM Capital Partners controls HMTF Gas Partners.
2. Summary of Significant Accounting Policies
     Basis of Presentation - The accompanying combined financial statements of the Partnership and TexStar GP have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As the Partnership and TexStar GP were controlled by the same parent, HMTF Gas Partners, these financial statements have been prepared on a combined basis. The combined financial statements include the accounts of the Partnership and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated. The unaudited financial information for the six months ended June 30, 2005 has been prepared on the same basis as the audited combined financial statements and, in the opinion of the Partnership’s management, reflects all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations for such interim period in accordance with GAAP.
     Use of Estimates - These combined financial statements have been prepared in conformity with GAAP which necessarily include the use of estimates and assumptions by management that affect the reported amounts of assets, liabilities, revenues, expenses and disclosure of contingent assets and liabilities that exist at the date of the financial statements. Although these estimates are based on management’s best available knowledge of current and expected future events, actual results could be different from those estimates.
     Cash and Cash Equivalents - Cash and cash equivalents include temporary cash investments with original maturities of three months or less.

     Restricted Cash - Restricted cash of $275,000 at June 30, 2006 and $500,000 at December 31, 2005 consists of funds held in escrow related to the acquisition of certain pipeline assets. These funds are to be used for necessary repairs for the pipeline to become operational. Management expects to fully utilize these funds during the year ended December 31, 2006.
     Property, Plant and Equipment – Property, plant and equipment is recorded at historical cost of construction or, upon acquisition, the fair value of the assets acquired. Sales or retirements of assets, along with the related accumulated depreciation, are included in operating income unless the disposition is treated as discontinued operations. Gas required to maintain pipeline minimum pressures is capitalized and classified as property, plant, and equipment. The costs of maintenance and repairs, which are not significant improvements, are expensed when incurred. Expenditures to extend the useful lives of the assets are capitalized.
     The Partnership assesses long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is assessed by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amounts exceed the fair value of the assets.
     The Partnership accounts for its asset retirement obligations in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143 “Accounting for Asset Retirement Obligations” and Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 47 “Accounting for Conditional Asset Retirement Obligations.” The Partnership adopted SFAS No. 143 effective July 30, 2004 and in the fourth quarter of 2005 the Partnership adopted FIN 47. The adoption of these two new standards did not have a material financial statement impact. These accounting standards require the Partnership to recognize on its balance sheet the net present value of any legally binding obligation to remove or remediate the physical assets that it retires from service, as well as any similar obligations for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the Partnership. While the Partnership is obligated under contractual agreements to remove certain facilities upon their retirement, management is unable to reasonably determine the fair value of such asset retirement obligations as of June 30, 2006 and December 31, 2005 because the settlement dates were indeterminable. An asset retirement obligation will be recorded in the periods wherein management can reasonably determine the settlement dates.
     Depreciation expense related to property, plant and equipment was $3,310,000, $71,000, and $1,052,000 for the periods ended June 30, 2006, June 30, 2005 and December 31, 2005, respectively. Depreciation of plant and equipment is recorded on a straight-line basis over the following estimated useful lives.

Useful Lives
Functional Class of Property	(Years)
Gathering and Transmission Systems	10-25
Gas Plants and Buildings	25
Other property, plant and equipment	5-7
     Investment in Unconsolidated Subsidiaries – Investments in entities for which the Partnership has significant influence over the investee’s operating and financial policies, but less than a controlling interest, are accounted for using the equity method. Under the equity method, the Partnership’s investment in an investee is included in the combined balance sheet under the caption investments in unconsolidated subsidiaries and the Partnership’s share of the investee’s earnings or loss is included in the combined statements of operations under the caption equity income. All of the Partnership’s investments are subject to periodic impairment review. An impairment analysis requires significant judgment to identify events or circumstances that would likely have significant adverse effect on the future use of the investment.
     Other Assets, net - Other assets consist primarily of debt issuance costs, which are capitalized and amortized to interest expense, net over the life of the related debt.
     Fair Value of Financial Instruments - The carrying amounts of the Partnership’s financial instruments such as cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of such instruments. The Partnership’s long-term debt accrues interest under a floating interest rate structure; accordingly, the carrying value approximates fair market value for borrowings of equal credit.
     Gas Imbalances – Quantities of natural gas or NGLs over-delivered or under-delivered related to imbalance agreements are recorded monthly as either accounts receivable or accounts payable using then current market prices or the weighted average prices of natural gas or NGLs at the plant or system pursuant to imbalance agreements for which settlement prices are not contractually established. Within certain volumetric limits determined at the sole discretion of the creditor, these imbalances are generally settled by deliveries of natural gas. Imbalance payables of $494,000 were recorded as of June 30, 2006. Imbalance receivables and payables as of December 31, 2005 were immaterial.
     Revenue Recognition – The Partnership earns revenues from (i) domestic sales of natural gas, NGLs and condensate and (ii) natural gas gathering, processing and transportation. Revenues associated with sales of natural gas, NGLs and condensate are recognized when title passes to the customer, which is when the risk of ownership passes to the purchaser and physical delivery occurs. Revenues associated with transportation and processing fees are recognized when the service is provided. For gathering and processing services, the Partnership receives either fees or commodities from natural gas producers depending on the type of contract. Commodities received are in turn sold and recognized as revenue in accordance with the criteria outlined above. Under the percentage-of-proceeds contract type, the Partnership is paid for its services by keeping a percentage of the NGLs produced and a percentage of the residue gas resulting from processing the natural gas. Under the percentage-of-index contract type, the Partnership earns revenue by purchasing wellhead natural gas at a percentage of the index price and selling processed natural gas at a price approximating the index price and NGLs to third parties. The Partnership generally reports revenues gross in the consolidated statements of operations, in accordance with Emerging Issues Task Force Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.” Except for fee-based agreements, the Partnership acts as the principal in these transactions, takes title to the product, and incurs the risks and rewards of ownership.
     Income Taxes - No provision for federal or state income taxes is necessary in the combined financial statements of the Partnership because, as a partnership, it is not subject to federal or state tax and the tax effects of its activities accrue to the partners. Prior to the partnership conversion, TGG followed the asset and liability approach of SFAS No. 109, “Accounting for Income Taxes”, in accounting for income taxes. Deferred tax assets and liabilities were determined using the enacted tax rate for the period in which those amounts were expected to be received or paid, based on a scheduling of temporary differences between the book and tax bases of assets and liabilities. In the six months ended June 30, 2006, the State of Texas passed legislation that imposes a “margin tax” on partnerships and master limited partnerships. The adoption of this legislation had no material impact and the Partnership currently estimates that the effect of this legislation in future periods will not have a material effect on its results of operations, cash flows, or financial condition.
     Comprehensive Income — Comprehensive income represents the change in partners’ capital or equity of the Partnership during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income is the same as net income for all periods presented.
     Recently Issued Accounting Standards – In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which provides guidance for using fair value to measure assets and liabilities. SFAS 157 applies whenever another standard requires (or permits) assets or liabilities to be measured at fair value. This standard does not expand the use of fair value to any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Partnership estimates that the adoption of this standard will not have a material impact on its financial position, results of operations or cash flows.
3. Acquisitions
     Enbridge Asset Acquisition – The Partnership acquired two sulfur recovery plants, one NGL plant and 758 miles of pipelines in East and South Texas (the “Enbridge Assets”) from Enbridge Pipelines (NE Texas), LP, Enbridge Pipeline (Texas Intrastate), LP and Enbridge Pipelines (Texas Gathering), LP (collectively “Enbridge”) for $108,282,000 inclusive of transaction expenses on December 7, 2005 (the “Enbridge Acquisition”). The Enbridge Asset Acquisition was accounted for using the purchase method of accounting. For convenience, the results of operations of the Enbridge Assets are included in the statements of operations beginning December 1, 2005. The purchase price was allocated to gas plants and buildings ($42,361,000), gathering and transmission systems ($65,002,000) and other property, plant and equipment ($919,000) as of December 1, 2005. The Partnership assumed no material liabilities in this acquisition.
     Other Asset Acquisitions – The Partnership made several other asset acquisitions during the year ended December 31, 2005. The following individually immaterial asset acquisitions, when aggregated, are not material to the results of operations of the Partnership. The Partnership accounted for the following assets acquired during the year ended December 31, 2005.
▪	Approximately 166 miles of idle pipelines from Plains Marketing on January 21, 2005 for approximately $200,000.

▪	Approximately 75 miles of gas gathering lines on February 24, 2005, from Triumph Petroleum Partnership, Inc. for approximately $517,300.

▪	Approximately 200 miles of idle pipelines from Duke Energy Services on April 8, 2005 for approximately $500,000.

▪	Approximately 35 miles of gas gathering lines from Person-Panna Maria, LLC for approximately $3,894,000 on July 8, 2005.

▪	Approximately 200 miles of gas gathering lines from Crosstex Field Services, L.P. on July 20, 2005, for approximately $400,000.
4. Investments in Unconsolidated Subsidiaries
     On July 30, 2004, the Partnership acquired a 50 percent interest in the Palafox Joint Venture (“Palafox”). The acquisition cost of Palafox including transaction fees paid, was $5,335,000. The acquisition was funded by the Partnership’s owner. The Partnership recorded $2,181,000 in investments in unconsolidated subsidiaries for the amount paid for Palafox in excess of its ownership percentage in the underlying net assets. This excess of the Partnership’s investment over the underlying carrying value is being amortized over 20 years reflecting the estimated life of the underlying depreciable assets. At June 30, 2006 and December 31, 2005, the net unamortized excess of the Partnership’s investments in Palafox was $1,972,000 and $2,027,000. The amortization expense for the periods ended June 30, 2006, June 30, 2005 and December 31, 2005 was $55,000, $55,000 and $109,000 respectively. The estimated amortization expense for each of the next five years is $109,000.
     On December 7, 2005, in connection with the Enbridge Asset Acquisition, the Partnership received a 50 percent interest in Texanna Pipeline Company (“Texanna”) for which the Partnership assigned a fair value allocation of $354,000. On March 3, 2006, the Partnership acquired an additional 12.5 percent interest in Texanna for $37,500 and consequently the Partnership began consolidating the results of operations from this date forward.
     Summarized financial information of the Partnership’s investment in unconsolidated subsidiaries is as follows.

	As of and for the	As of and for the
	Six Months ended	Six Months ended	As of and for the Year Ended
	June 30, 2006	June 30, 2005 (unaudited)	December 31, 2005
	Palafox	Palafox	Palafox	Texanna	Total
		(in thousands)
Current assets	$7,945	$3,509	$6,917	$860	$7,777
Non-current assets	6,135	5,377	6,056	507	6,563

Total assets	14,080	8,886	12,973	1,367	14,340
Current liabilities	7,977	3,267	7,310	745	8,055

Net assets	6,103	5,619	5,663	622	6,285

Revenues	925	801	1,694	10,073	11,767
Net income (loss)	440	312	625	(62)	563
Partnership share of net income (loss)	220	156	313	(1)	312
Non-cash distributions	—	—	95	—	95

5. Debt
     Long-term debt is comprised of the following.

	June 30, 2006	December 31, 2005
	(in thousands)
HMTF Gas Partners promissory note	$600	$600
Term loan facility	69,650	70,000
Revolving credit facility	8,000	—

Total	$78,250	$70,600
Less: current portion of long-term debt	(77,650)	(700)

Long-term debt	$600	$69,900

     As of June 30, 2006 and December 31, 2005, the Partnership had $7,000,000 and $15,000,000, respectively, of unused borrowing capacity under the revolving credit facility.
     Long-term debt maturities as of June 30, 2006 for each of the next five years are as follows.

For the Year Ending December 31,	Amount
(in thousands)
2006	$77,650
2007	—
2008	—
2009	—
2010	—
2011	600

Total	$78,250

     On February 18, 2005, the Partnership entered into a $600,000 promissory note with HMTF Gas Partners. The promissory note bears interest at 8.5 percent and is due on December 1, 2011. The amount of unpaid interest at June 30, 2006 and December 31, 2005 was approximately $70,000 and $45,000, respectively.
     On December 6, 2005, the Partnership entered into a credit agreement with a third party financial institution to provide financing for the Enbridge Acquisition. The credit agreement provides for a term loan facility in the principal amount of $70,000,000 and a revolving credit facility in the amount of $15,000,000. The credit agreement also provides for letters of credit in varying amounts not to exceed the unused borrowing base of the revolving credit facility. As of June 30, 2006 and December 31, 2005, there were no letters of credit outstanding. The credit agreement provides for swingline loans not to exceed $3,750,000 on the unused borrowing of the revolving credit facility.
     The term, revolving credit facility and swingline loans bear various interest rates based upon the Alternative Base Rate (“ABR”), as defined in the credit agreement dated December 6, 2005, plus an applicable margin, as defined by the credit agreement, which is adjusted based upon the Partnership’s leverage ratio. The credit agreement also provides an interest rate option tied to a London Inter-Bank Offer Rate (“LIBOR”), plus the applicable margin. At June 30, 2006 and December 31, 2005, the applicable margin for the term loan facility was 2.25 percent for the ABR based loans and 3.25 percent for the LIBOR based loans.
     The term loan facility and the revolving credit facility accrued interest at rates ranging from an average 7.71 percent for the term loan facility to 9.25 percent for the revolving credit facility during the period from December 7, 2005 to December 31, 2005. The term loan facility accrued interest at 8.29 percent as of June 30, 2006 and rates ranging from 7.98 percent to 10.00 percent during the six months ended June 30, 2006 for the revolving credit facility. Commitment fees of 0.50 percent per annum on the unused portion of the loan up to the conversion date are required. The total commitment fees paid during the six months ended June 30, 2006 and the year ended December 31, 2005 were $13,180 and $5,000, respectively.
     The term loan facility and revolving credit facility are collateralized by substantially all of the Partnership’s assets. The Partnership must comply with various restrictive covenants contained in the loan agreement which include maintaining specific debt and interest coverage. The credit agreement also restricts payment of dividends, asset sales, sale leaseback transactions, acquisitions, mergers and consolidations, capital expenditures, and creation of liens and limits additional indebtedness. If the Partnership issues debt, preferred stock or equity securities, the credit agreement requires a repayment of amounts borrowed equal to 100 percent of the net cash proceeds of an issuance of debt securities or preferred stock and 50 percent of the net cash proceeds of an issuance of equity securities. The Partnership was in compliance with its debt covenants as of December 31, 2005. As of June 30, 2006, the Partnership was not in compliance with its debt covenants; therefore all of the Partnership’s debt under the credit agreement was classified as a current liability. On August 15, 2006, the amounts outstanding under the credit agreement were repaid in full and the associated debt issuance costs of $5,135,000 were recorded to interest expense, net.
6. Related Party Transactions
     BlackBrush Oil & Gas, LP (“BBOG”), an affiliate of the Partnership owned by HMTF Gas Partners, is a shipper on the Partnership’s gas gathering and processing system. The Partnership acquired compressors from BBOG for approximately $1,800,000 on January 31, 2005. The purchase price exceeded book value by approximately $1,152,000. Since BBOG and the Partnership are commonly controlled by HMTF Gas Partners, the excess amount was recorded as a transfer of capital.
     During the periods ended June 30, 2006, June 30, 2005 and December 31, 2005, the Partnership recognized revenues of $1,116,000, $347,000 and $833,000 on transportation and compression of natural gas for BBOG, respectively. The Partnership also recognized expenses of $1,266,000, $132,000 and $523,000 for cost of gas and liquids and general and administrative services for the periods ended June 30, 2006, June 30, 2005 and December 31, 2005, respectively, from BBOG. The Partnership leases office space and certain equipment on a month-to-month basis from BBOG.
     The Partnership entered into a management services contract with HMTF Gas Partners on July 30, 2004. The annual fee paid to HMTF Gas Partners is based upon the cash flows of the partnership. The management services contract expires on July 30, 2009. The Partnership paid $263,000, $6,500 and $13,000 to HMTF Gas Partners for the periods ended June 30, 2006, June 30, 2005 and December 31, 2005.
7. Income Taxes
     Upon conversion of TGG to a limited partnership, the Partnership is no longer a taxable entity, as any tax is paid by the underlying partners related to the income (loss) that flows through to the partners. Immediately prior to the conversion, deferred income tax liabilities were $256,000, primarily representing book bases in excess of tax bases for the interest in Palafox and other gathering system equipment, and deferred income tax assets were $191,000, primarily representing net operating loss carryovers and gain recognized on the liquidation of TGG. These deferred taxes were recorded to income from continuing operations at the date of conversion.
8. Commitments and Contingencies
     In the course of its business affairs and operations, the Partnership is subject to possible loss contingencies arising from federal, state and local laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position, results of operations, or cash flows of the Partnership.
9. Concentration of Risk
     The following table provides information about the extent of the Partnership’s reliance on its major customers and gas suppliers. Total revenues and cost of sales from transactions with single external customers or suppliers amounting to 10 percent or more of the Partnership’s revenues or cost of gas and liquids are as follows.

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2006	June 30, 2005 (Unaudited)	December 31, 2005
		(in thousands)
Customer
Customer A	$15,053	$—	$—
Customer B	6,077	—	—
Customer C	5,403	—	—
Customer D	5,357	—	—
Customer E	—	193	—
Customer F	—	168	—
Customer G	—	147	—
Customer H	—	—	10,291
Supplier
Supplier A	14,352	—	5,165
10. Subsequent Events
     Como Acquisition – The Partnership acquired a gas processing plant and 59 miles of pipeline in east Texas from Valence Midstream, Ltd. and EEC Midstream, Ltd. (“Como Assets”) for approximately $83,000,000 on July 25, 2006. The results of operations of the Como Assets will be included in the statements of operations beginning July 25, 2006. The Partnership amended the credit agreement to acquire the Como Assets.
     Texanna Acquisition – On August 14, 2006, the Partnership obtained the remaining 37.5 percent interest in Texanna thereby eliminating the remaining minority interest owner.

     Sale of Partnership to Regency – On August 15, 2006, Regency, through its wholly-owned subsidiary Regency Gas Services LP, acquired the Partnership and its general partner, TexStar GP, LLC, from HMTF Gas Partners for $350,000,000, subject to working capital adjustments. In conjunction with the sale of the Partnership to Regency, the amounts outstanding under the credit agreement were repaid in full and the associated debt issuance costs of $5,135,000 were recorded to interest expense, net. The Partnership also paid $3,542,000 to HMTF Gas Partners to terminate the management services contract which has been recorded as an expense and repaid the HMTF Gas Partners promissory note in full.